                               POWER OF ATTORNEY



KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of AMCORE Financial, Inc., a Nevada corporation, which is about to file an annual report for the year ended December 31, 2000 pursuant to Section 13 of 15(d) of the Securities Act of 1934 on Form 10-K with the Securities and Exchange Commission, Washington, D.C., 20549 hereby constitutes and appoints ROBERT J. MEULEMAN and JOHN R. HECHT, and each of them, his true and lawful attorney-in-fact and agents with power of substitution and resubstitution, from them and in their name, place and stead, in any and all capacities, to sign the Company's Form 10-K and other documents in connection therewith with the Securities and Exchange Commission, granting unto the attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, thereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, know that the undersigned as a director or officer has hereunto set their hand as of this ________ day of ______________, 2001.



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